Exhibit 10.10

THE ISSUANCE OF THIS WARRANT AND THE WARRANT SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). THIS WARRANT AND THE WARRANT SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT MAY NOT BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION UNDER THE SECURITIES ACT.

Great Elm Capital Group, Inc.

Warrant to Purchase Shares of Common Stock

Number of Shares of Common Stock: 1,266,000

Date of Issuance: September 18, 2017 (“Issuance Date”)

Great Elm Capital Group, Inc., a Delaware corporation  (the “Company”), hereby certifies that, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Northern Right Capital Management, L.P., a Texas limited partnership and the registered holder hereof or its permitted assigns (the “Holder”), is entitled, subject to the terms set forth below, to purchase from the Company, at the Exercise Price, upon surrender of this Warrant to Purchase Common Stock (including any Warrants to Purchase Common Stock issued in exchange, transfer or replacement hereof, the “Warrant”), up to 1,266,000 shares of Common Stock (the “Warrant Shares”).  Except as otherwise defined herein, capitalized terms in this Warrant shall have the meanings set forth in Section 17.

1.	Exercise of Warrant

1.1	Mechanics of Exercise.

(a)

Subject to the terms and conditions hereof, this Warrant may be exercised by the Holder, from the date that is ten (10) Trading Days following the Issuance Date up to and until the Expiration Date, in whole or in part, but in no case on more than one occasion, by (i) delivery of a written notice, in the form attached hereto as Exhibit A (the “Exercise Notice”), of the Holder’s election to exercise this Warrant, (ii) wire transfer to the Company of an amount equal to the applicable Exercise Price multiplied by the number of Warrant Shares as to which this Warrant is being exercised (the “Aggregate Exercise Price”) in cash or by wire transfer of immediately available funds and (iii) delivery of this Warrant to the Company for cancellation with delivery of the related Exercise Notice. Execution and delivery of the Exercise Notice with respect to less than all of the Warrant Shares shall have the same effect as cancellation of the original Warrant and forfeit of the right to purchase any remaining Warrant Shares.  This Warrant may be exercised by the Holder on behalf of itself or not more than five  of its affiliated funds or managed accounts and such designated affiliated fund or managed account shall be set forth in the Exercise Notice (a “Designee”).

(b)

Subject to the Holder or its Designee having delivered documentation reasonably requested by the Company’s transfer agent, on or before the third Trading Day following the date on which the Company has received each of the Exercise Notice and the wire transfer of the Aggregate Exercise Price and this Warrant (the “Exercise Delivery Documents”), the Company shall credit to the Holder’s or its Designee’s account with the Company’s transfer agent the number of shares of Common Stock to which the Holder or its Designee is entitled pursuant to such exercise.

(c)

Upon delivery of the Exercise Delivery Documents, the Holder or its Designee shall be deemed for all corporate purposes to have become the holder of record of the Warrant Shares with respect to which this Warrant has been exercised, irrespective of the date such Warrant Shares are credited to the Holder’s or its Designee’s account.

(d)

The Company shall pay any and all taxes which may be payable with respect to the issuance and delivery of Warrant Shares upon exercise of this Warrant; provided, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the registration of any certificates for Warrant Shares or Warrants in a name other than that of the Holder or its Designee or any transfer of this Warrant from the Holder to a Designee. The Holder shall be responsible for all other tax liability that may arise as a result of holding or transferring this Warrant or Holder or its Designee receiving Warrant Shares upon exercise hereof.

1.2

Exercise Price. For purposes of this Warrant, “Exercise Price” means the simple average of the Weighted Average Price of the Common Stock for the ten (10) consecutive Trading Days ending on and including the Trading Day immediately prior to the date of the Exercise Notice.

1.3

Company’s Failure to Timely Deliver Securities. If, within three Trading Days after the Company’s receipt of the Exercise Delivery Documents, the Company shall fail to issue and deliver a certificate to the Holder or its Designee and register such shares of Common Stock on the Company’s share register the number of shares of Common Stock to which the Holder or its Designee is entitled upon the Holder’s exercise hereunder or pursuant to the Company’s obligation pursuant to clause (ii) below, and if on or after such Trading Day the Holder or its Designee purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Holder or its Designee of shares of Common Stock issuable upon such exercise that the Holder or its Designee anticipated receiving from the Company, then the Company shall, within three Trading Days after the Holder’s request and in the Holder’s discretion, either (i) pay cash to the Holder or its Designee in an amount equal to the Holder’s or its Designee’s total purchase price (including customary brokerage commissions and other reasonable out-of-pocket expenses, if any) for the shares of Common Stock so purchased (the “Buy-In Price”), at which point the Company’s obligation to deliver such book entry credit (and to issue such shares of Common Stock) shall terminate, or (ii) promptly honor its obligation to deliver to the Holder or its Designee book-entry credit of  such shares of Common Stock or credit such Holder’s or its Designee’s balance account with DTC and pay cash to the Holder or its Designee in an amount equal to the excess (if any) of the Buy-In Price over the product of (A) such number of shares of Common Stock, times (B) the Weighted Average Price on the date of exercise.

1.4

Holder Covenant.  Holder represents and covenants that upon exercise of the Warrant and until the first (1st) anniversary of the Exercise Date, the Holder shall have sole voting control over all Warrant Shares held by the Holder or its Designee.

1.5

Disputes. In the case of a dispute as to the determination of the Exercise Price, or the arithmetic calculation of the Warrant Shares, the Company shall promptly issue to the Holder or its Designee the number of Warrant Shares that are not disputed and resolve such dispute per Section 13.

1.6	Limitations on Exercises.

(a)

The Company shall not effect the exercise of this Warrant, and the Holder shall not have the right to exercise this Warrant, if the Holder no longer beneficially owns all of the shares of Common Stock that the Holder beneficially owned as of immediately prior to the Issuance Date.  For the purpose of the foregoing sentence, beneficial ownership shall be calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”); provided, that solely for the purposes of this Section 1.6(a), the Holder shall be deemed not to beneficially own the shares of Common Stock underlying this Warrant.

(b)

The Company shall not effect the exercise of this Warrant, and the Holder shall not have the right to exercise this Warrant, to the extent that after giving effect to such exercise, the Holder (and any persons controlling the Holder) would beneficially own in excess of 9.9% of the shares of Common Stock outstanding immediately after giving effect to such exercise.  For the purpose of the foregoing sentence, beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act.

(c)

The Company shall not effect the exercise of this Warrant with respect to any Designee, and Holder shall not have the right to exercise this Warrant with respect to any Designee, to the extent that after giving effect to such exercise, the Designee would beneficially own in excess of 4.99% of the shares of Common Stock outstanding immediately after giving effect to such exercise; provided, that the foregoing limitation shall not apply to Northern Right Capital (QP), L.P. as Designee.  For the purpose of the foregoing sentence, beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act.

(d)

For purposes of this Warrant, in determining the number of outstanding shares of Common Stock, the Holder may rely on the number of outstanding shares of Common Stock as reflected in (1) the Company’s most recent Form 10-K, Form 10-Q, Current Report on Form 8-K or other public filing with the Securities and Exchange Commission, as the case may be, (2) a more recent public announcement by the Company or (3) any other notice by the Company or the Transfer Agent setting forth the number of shares of Common Stock outstanding. For any reason at any time, upon the written or oral request of the Holder, the Company shall within one Business Day confirm orally and in writing to the Holder the number of shares of Common Stock then outstanding. In any case, unless provided otherwise herein, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including the Warrant, by the Holder and its Designees since the date as of which such number of outstanding shares of Common Stock was reported.

(e)

The provisions of this Section 1.6 shall be construed and implemented in a manner otherwise than in strict conformity with the terms hereof to correct this Section 1.6 (or any portion hereof) which may be defective or inconsistent with the intended beneficial ownership limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such limitation.

1.7	Expiration Date. This Warrant and the Holder’s right to exercise this Warrant shall expire and automatically terminate on the Expiration Date.

1.8	No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant.

1.9

Reservation of Warrant Shares. The Company covenants that it will at all times reserve and keep available out of the aggregate of its authorized but unissued and otherwise unreserved Common Stock, solely for the purpose of enabling it to issue Warrant Shares upon exercise of this Warrant as herein provided, the number of Warrant Shares which are then issuable and deliverable upon the exercise of this entire Warrant, free from preemptive rights or any other contingent purchase rights of persons other than the Holder (after giving effect to the adjustments and restrictions of Section 2, if any). The Company covenants that all Warrant Shares so issuable and deliverable shall, upon issuance and the payment of the applicable Exercise Price in accordance with the terms hereof, be duly and validly authorized, issued and fully paid and nonassessable. The Company will take all such action as may be necessary to assure that such shares of Common Stock may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of any securities exchange or automated quotation system upon which the Common Stock may be listed.

2.	Adjustment of Number of Warrant Shares. The number of Warrant Shares underlying the Warrant shall be adjusted from time to time prior to exercise as follows:

2.1

Adjustment upon Subdivision or Combination of shares of Common Stock. If the Company at any time on or after the Issuance Date subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the number of Warrant Shares will be proportionately increased. If the Company at any time on or after the Issuance Date combines (by combination, reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the number of Warrant Shares will be proportionately decreased. Any adjustment under this Section 2.1 shall become effective at the close of business on the date the subdivision or combination becomes effective.

2.2

Other Events. If any event occurs of the type contemplated by the provisions of Section 2.1 but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features that have the effects contemplated by Section 2.1), then the Company’s Board of Directors (the “Board”) will make an appropriate adjustment in the number of Warrant Shares so as to protect the rights of the Holder; provided, that no such adjustment pursuant to this Section 2.2 will decrease the number of Warrant Shares as otherwise determined pursuant to this Section 2.

3.	Consents

3.1

Consent under Certificate.  In accordance with Article XIV, Part III of its Amended and Restated Certificate of Incorporation (the “Certificate”), the Board has approved the issuance of this Warrant, the Warrant Shares and Purchase Rights and has waived any and all other conditions, notice requirements and other limitations found in Article XIV of the Certificate affecting the issuance of this Warrant, the Warrant Shares or the Purchase Rights.   The Company has provided the Holder a copy of the Board resolutions authorizing such waiver and approval.

3.2

Consent under Tax Benefits Preservation Agreement.  In accordance with Section 29 of that certain Tax Benefits Preservation Agreement, dated as of January 20, 2015, by and between the Company (f/k/a Unwired Planet, Inc.) and Computershare Trust Company, N.A. (the “Rights Plan”), the Board has granted an exemption under the Rights Plan to this Warrant (including the Purchase Rights) and the exercise of this Warrant by the Holder and the issuance of the Warrant Shares to the Holder or its Designee, and has waived any and all other conditions, notice requirements (including but not limited to those regarding the submission of an Exemption Request, as such term is defined in the Rights Plan) and other limitations found in the Rights Plan affecting the issuance of this Warrant, the Holder’s ability to exercise this Warrant and to receive the Warrant Shares, or that would otherwise cause any Rights (as defined in the Rights Plan) to become exercisable pursuant to the Rights Plan.  The Company has provided the Holder a copy of the Board resolutions authorizing such exemption and waiver

4.	Purchase Rights; Fundamental Transactions.

4.1

Purchase Rights. In addition to any adjustments pursuant to Section 2, if at any time the Company grants, issues or sells any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of Common Stock (the “Purchase Rights”), then the Holder or its Designee will be entitled upon exercise of this Warrant for the purchase of any or all of the Warrant Shares, to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder or its Designee could have acquired had the Holder or its Designee been the holder of such Warrant Shares on the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights. The Company will at all times set aside in escrow and keep available for distribution to such holder upon exercise of this Warrant a portion of the Purchase Rights to satisfy the rights to which such Holder or its Designee is entitled pursuant to the preceding sentence; provided, that, in lieu of setting aside and keeping such Purchase Rights available, the Company may net settle the delivery of such Purchase Rights by equitably reducing the Exercise Price in an amount as reasonably determined by the Board acting in good faith.  Such Purchase Rights and the securities issuable thereunder may not be registered under the Securities Act and applicable blue sky laws and the time for payment of any subscription price shall be concurrent with the exercise of this Warrant.  The Company shall not be obligated to reserve any such Purchase Rights if such reservation could reasonably be expected to result in an increase in the cumulative owner shift under Section 382 of the Internal Revenue Code of 1986, as amended, and the applicable regulations and administrative pronouncements thereunder of 0.5% or more.

4.2

Fundamental Transactions. The Company shall not enter into or be party to a Fundamental Transaction unless the Successor Entity assumes in writing all of the obligations of the Company under this Warrant in accordance with the provisions of this Section 4.2, including agreements to deliver to each holder of the Warrant in exchange for such Warrant a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Warrant, exercisable for a corresponding number of shares of capital stock equivalent to the shares of Common Stock acquirable and receivable upon exercise of this Warrant (without regard to any limitations on the exercise of this Warrant) prior to such Fundamental Transaction. Upon the occurrence of any Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Warrant referring to the “Company” shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Warrant with the same effect as if such Successor Entity had been named as the Company herein. Upon consummation of the Fundamental Transaction, the Successor Entity shall deliver to the Holder confirmation that there shall be issued upon exercise of this Warrant at any time after the consummation of the Fundamental Transaction, in lieu of the shares of Common Stock (or other securities, cash, assets or other property) issuable upon the exercise of the Warrant prior to such Fundamental Transaction, such shares of the publicly traded common stock or common shares (or its equivalent) of the Successor Entity (including its Parent Entity) which the Holder would have been entitled to receive upon the happening of such Fundamental Transaction had this Warrant been exercised immediately prior to such Fundamental Transaction, as adjusted in accordance with the provisions of this Warrant. In addition to and not in substitution for any other rights hereunder, prior to the consummation of any Fundamental Transaction pursuant to which holders of shares of Common Stock are entitled to receive securities or other assets with respect to or in exchange for shares of Common Stock (a “Corporate Event”), the Company shall make appropriate provision to insure that the Holder will thereafter have the right to receive upon an exercise of this Warrant at any time after the consummation of the Corporate Event but prior to the Expiration Date, in lieu of shares of Common Stock (or other securities, cash, assets or other property) purchasable upon the exercise of this Warrant prior to such Corporate Event, such shares of stock, securities, cash, assets or any other property whatsoever (including warrants or other purchase or subscription rights) which the Holder would have been entitled to receive upon the happening of such Corporate Event had this Warrant been exercised immediately prior to such Corporate Event. The provisions of this Section 4.2 shall apply similarly and equally to successive Fundamental Transactions and Corporate Events and shall be applied without regard to any limitations on the exercise of this Warrant.

5.

Non Circumvention. The Company hereby covenants and agrees that the Company will not, by amendment of its governing documents, or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant , and will at all times in good faith carry out all the provisions of this Warrant and take all action as may be required to protect the rights of the Holder. Without limiting the generality of the foregoing, the Company (i) shall not increase the par value of any shares of Common Stock receivable upon the exercise of this Warrant above the Exercise Price then in effect, (ii) shall take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon the exercise of this Warrant and (iii) shall, so long as any of the Warrants are outstanding, take all action within its control necessary to reserve and keep available out of its authorized and unissued shares of Common Stock, solely for the purpose of effecting the exercise of the Warrant, the number of shares of Common Stock as shall from time to time be necessary to effect the exercise of the Warrants then outstanding (without regard to any limitations on exercise).

6.

Warrant Holder Not Deemed a Stockholder. Except as otherwise specifically provided herein, the Holder, solely in such Person’s capacity as a holder of this Warrant, shall not be entitled to vote or receive dividends or be deemed the holder of share capital of the Company for any purpose, nor shall anything contained in this Warrant be construed to confer upon the Holder, solely in such Person’s capacity as the Holder of this Warrant, any of the rights of a stockholder of the Company or any right to vote, give or withhold consent to any corporate action (whether any reorganization, issue of stock, reclassification of stock, consolidation, merger, conveyance or otherwise), receive notice of meetings, receive dividends or subscription rights, or otherwise, prior to the issuance to the Holder of the Warrant Shares which such Person is then entitled to receive upon the due exercise of this Warrant. In addition, nothing contained in this Warrant shall be construed as imposing any liabilities on the Holder to purchase any securities (upon exercise of this Warrant or otherwise) or as a stockholder of the Company, whether such liabilities are asserted by the Company or by creditors of the Company. Notwithstanding this Section 6, the Company shall provide the Holder with copies of the same notices and other information given to the stockholders of the Company generally, contemporaneously with the giving thereof to the stockholders.

7.	Reissuance of Warrants.

7.1

Registration of Warrant. The Company shall register this Warrant, upon the records to be maintained by the Company for that purpose (the “Warrant Register”), in the name of the record Holder hereof from time to time. The Company may deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary, subject to the Holder’s right to exercise the Warrant on behalf of its Designee. The Company shall also register any transfer, exchange, reissuance or cancellation of any portion of this Warrant in the Warrant Register.

7.2

Transfer of Warrant. If this Warrant is to be transferred, the Holder shall surrender this Warrant to the Company, whereupon the Company will forthwith issue and deliver upon the order of the Holder a new Warrant (in accordance with Section 7.5), registered as the Holder may request, representing the right to purchase the number of Warrant Shares being transferred by the Holder and, if less than the total number of Warrant Shares then underlying this Warrant is being transferred, a new Warrant (in accordance with Section 7.5) to the Holder representing the right to purchase the number of Warrant Shares not being transferred.

7.3

Lost, Stolen or Mutilated Warrant. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant, and, in the case of loss, theft or destruction, of any indemnification undertaking by the Holder to the Company in customary form and, in the case of mutilation, upon surrender and cancellation of this Warrant, the Company shall execute and deliver to the Holder a new Warrant (in accordance with Section 7.5) representing the right to purchase the Warrant Shares then underlying this Warrant.

7.4

Exchangeable for Multiple Warrants. This Warrant is exchangeable, upon the surrender hereof by the Holder at the principal office of the Company, for a new Warrant (in accordance with Section 7.5) representing in the aggregate the right to purchase the number of Warrant Shares then underlying this Warrant, and each such new Warrant will represent the right to purchase such portion of such Warrant Shares as is designated by the Holder at the time of such surrender; provided, that no Warrants for fractional shares of Common Stock shall be given.

7.5

Issuance of New Warrants. Whenever the Company is required to issue a new Warrant pursuant to the terms of this Warrant, such new Warrant (i) shall be of like tenor with this Warrant, (ii) shall represent, as indicated on the face of such new Warrant, the right to purchase the Warrant Shares then underlying this Warrant (or in the case of a new Warrant being issued pursuant to Section 7.2 or Section 7.4, the Warrant Shares designated by the Holder which, when added to the number of shares of Common Stock underlying the other new Warrants issued in connection with such issuance, does not exceed the number of Warrant Shares then underlying this Warrant), (iii) shall have an issuance date, as indicated on the face of such new Warrant which is the same as the Issuance Date, and (iv) shall have the same rights and conditions as this Warrant.

8.

Notices. Whenever notice is required to be given under this Warrant, unless otherwise provided herein, such notice shall be given upon delivery of notice personally delivered or delivered by internationally recognized overnight courier service, such as DHL, to the Company and the Holder at the following addresses (or at such other address for a either as may be specified by like notice):

If to the Company:	c/o Great Elm Capital Group, Inc.
800 South Street, Suite 230
Waltham, MA 02453
Attention: General Counsel; with a copy

(which shall not constitute notice) to:	Skadden, Arps, Slate, Meagher & Flom LLP
525 University Avenue, Suite 1400
Palo Alto, CA 94301
Attention: Michael J. Mies; and

if to the Holder:	Northern Right Capital Management, L.P.
10 Corbin Drive, 3rd Floor
Darien, CT 06820
Attention: Matthew A. Drapkin

The Company shall provide the Holder with prompt written notice of all actions taken pursuant to this Warrant, including in reasonable detail a description of such action and the reason therefor. Without limiting the generality of the foregoing, the Company will give written notice to the Holder (i) promptly upon any adjustment of the Exercise Price, setting forth in reasonable detail, and certifying, the calculation of such adjustment and (ii) at least fifteen days prior to the date on which the Company closes its books or takes a record (A) with respect to any dividend or distribution upon the shares of Common Stock, (B) with respect to any grants, issuances or sales of any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to holders of shares of Common Stock or (C) for determining rights to vote with respect to any Fundamental Transaction, dissolution or liquidation; provided, that in each case that such information shall be made known to the public prior to or in conjunction with such notice being provided to the Holder.

9.

Amendment. Except as otherwise provided herein, the provisions of this Warrant may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of the Required Holders; provided, that no such action may increase the exercise price of any Warrant or decrease the number of shares or class of stock obtainable upon exercise of any Warrant without the written consent of the Holder. No such amendment shall be effective to the extent that it applies to less than all of the holders of the Warrants then outstanding.

10.

No Waiver. No failure or delay in the exercise or assertion of any right hereunder will impair such right or be construed to be a waiver of, or acquiescence in, or create an estoppel with respect to any breach of any representation, warranty or covenant herein, nor will any single or partial exercise of any such right preclude other or further exercise thereof or of any other right. All rights and remedies under this Warrant are cumulative to, and not exclusive of, any rights or remedies otherwise available.

11.

Governing Law. This Warrant shall be governed by and construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Warrant shall be governed by, the laws of the State of Delaware applicable to contracts made in and solely to be performed in the State of Delaware.

12.

Construction; Headings.  When a reference is made in this Warrant to a section or article, such reference will be to a section or article of this Warrant, unless otherwise clearly indicated to the contrary. Whenever the words “include,” “includes” or “including” are used in this Warrant they will be deemed to be followed by the words “without limitation”. The words “hereof,” “herein” and “herewith” and words of similar import will, unless otherwise stated, be construed to refer to this Warrant as a whole and not to any particular provision of this Warrant, and article and section references are references to the articles and sections of this Warrant, unless otherwise specified. The plural of any defined term will have a meaning correlative to such defined term and words denoting any gender will include all genders and the neuter. Where a word or phrase is defined herein, each of its other grammatical forms will have a corresponding meaning. A reference to any legislation or to any provision of any legislation will include any modification, amendment, re-enactment thereof, any legislative provision substituted therefore and all rules, regulations and statutory instruments issued or related to such legislation. If any ambiguity or question of intent or interpretation arises, this Warrant will be construed as if drafted jointly by the Company and the Holder, and no presumption or burden of proof will arise favoring or disfavoring the Company or the Holder by virtue of the authorship of any provision of this Warrant. No prior draft of this Warrant will be used in the interpretation or construction of this Warrant. Headings are used for convenience only and will not in any way affect the construction or interpretation of this Warrant.

13.

Exercise Price Dispute Resolution. In the case of a dispute as to the determination of the Exercise Price, the number of Warrant Shares or the arithmetic calculation of the Warrant Shares, the Company shall notify to the Holder the disputed determinations or arithmetic within two Business Days of receipt of the Exercise Notice giving rise to such dispute. If the Holder and the Company are unable to agree upon such determination or calculation of the Exercise Price, the number of Warrant Shares or the Warrant Shares within five Business Days of such disputed determination or arithmetic calculation being submitted to the Holder, then the Company shall, within two Business Days, submit (a) the disputed determination of the Exercise Price to an independent, reputable investment bank selected by the Company and approved by the Holder or (b) the disputed arithmetic calculation of the Warrant Shares to the Company’s independent, outside accountant. The Company shall use commercially reasonable efforts to cause the investment bank or the accountant, as the case may be, to perform the determinations or calculations and notify the Company and the Holder of the results no later than ten Business Days from the time it receives the disputed determinations or calculations. Such investment bank’s or accountant’s determination or calculation, as the case may be, shall be binding upon all parties absent demonstrable error. The expenses of the investment bank and accountant will be borne by the Company unless the investment bank or accountant determines that the determination of the Exercise Price or the arithmetic calculation of the Warrant Shares by the Holder was incorrect, in which case the expenses of the investment bank and accountant will be borne by the Holder.

14.	Enforcement.

14.1

Exclusive Forum. Any dispute arising under, related to or otherwise involving this Warrant, other than a dispute regarding the Exercise Price, in which case such dispute shall be governed by Section 13, will be litigated in the Court of Chancery of the State of Delaware. The Company and the Holder agree to submit to the jurisdiction of the Court of Chancery of the State of Delaware, waive any objection on the basis of inconvenient forum or improper venue, and waive trial by jury. The Company and the Holder do not consent to mediate any disputes before the Court of Chancery.

14.2

Subject Matter Jurisdiction Fallback. Notwithstanding the foregoing, if there is a determination that the Court of Chancery of the State of Delaware does not have subject matter jurisdiction over any dispute arising under this Warrant, the Company and the Holder agree that: (i) such dispute will be adjudicated only by, and will be subject to the exclusive jurisdiction and venue of, the Superior Court of Delaware of and for the County of New Castle; (ii) if the Superior Court of Delaware does not have subject matter jurisdiction over such dispute, then such dispute will be adjudicated only by, and will be subject to the exclusive jurisdiction and venue of, the Complex Commercial Litigation Division of the Superior Court of the State of Delaware of and for the County of New Castle; and (iii) if the Complex Commercial Litigation Division of the Superior Court of the State of Delaware does not have subject matter jurisdiction over such dispute, then such dispute will be adjudicated only by, and will be subject to the exclusive jurisdiction and venue of, the United States District Court for the State of Delaware.

14.3

Submission to Jurisdiction; JURY WAIVER. Each of the Company and the Holder irrevocably (i) consents to submit itself to the personal jurisdiction of the Delaware courts in connection with any dispute arising under this Warrant, (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for relief from the Delaware courts or any other court or governmental body and (iii) agrees that it will not bring any action arising under this Warrant in any court other than the Delaware courts. THE COMPANY AND THE HOLDER IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY RIGHT IT MAY HAVE TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF THIS WARRANT, THE NEGOTIATION OR ENFORCEMENT HEREOF OR THE TRANSACTIONS CONTEMPLATED HEREBY.

14.4

Process. Process may be served in the manner specified in Section 8, such service will be deemed effective on the date of such notice, and the Company and the Holder irrevocably waive any defenses or objections it may have to service in such manner.

14.5

Specific Performance. The Company and the Holder irrevocably stipulate that irreparable damage would occur if any of the provisions of this Warrant were not performed per their specific terms. Accordingly, the Company and the Holder will be entitled to specific performance of the terms hereof in addition to any other remedy to which it is entitled at law or in equity.

14.6

Attorneys’ Fees. The court shall award attorneys’ fees and expenses and costs to the Holder if it is the substantially prevailing party in any action (including appeals) for the enforcement or interpretation of this Warrant. If there are cross claims in such action (including appeals), the court will determine if the Holder is the substantially prevailing party as to the action as a whole.

15.

Remedies, Other Obligations, Breaches and Injunctive Relief. The remedies provided in this Warrant shall be cumulative and in addition to all other remedies available under this Warrant, at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the right of the Holder to pursue damages for any failure by the Company to comply with the terms of this Warrant. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the holder of this Warrant shall be entitled, in addition to all other available remedies, to seek an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.

16.

Severability. Any term or provision of this Warrant that is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable in any situation in any jurisdiction will not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the invalid, void or unenforceable term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction or other authority declares any term or provision hereof invalid, void or unenforceable, the court or other authority making such determination will have the power to and will, subject to the discretion of such body, reduce the scope, duration, area or applicability of the term or provision, to delete specific words or phrases, or to replace any invalid, void or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision.

17.	Private Placement.

17.1

No Intent to Distribute. The Holder understands that the Warrant is, and the Warrant Shares (together, the “Securities”) will be, “restricted securities” and have not been registered under the Securities Act or any applicable state securities law and is acquiring the Warrant and, upon exercise of the Warrant, will acquire the Warrant Shares as principal for its own account and not with a view to, or for distributing or reselling such securities or any part thereof in violation of the Securities Act or any applicable state securities laws. The Holder does not presently have any agreement, plan or understanding, directly or indirectly, with any Person to distribute or effect any distribution of any of the Securities acquired hereunder (or any securities which are derivatives thereof) to or through any person or entity.

17.2	Accredited Investor. At the time the Holder was offered the Securities, it was, and at the date hereof it is an “accredited investor” as defined in Rule 501(a) under the Securities Act.

17.3

Sophistication. The Holder has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment. The Holder is able to bear the economic risk of an investment in such securities and, at the present time, is able to afford a complete loss of such investment.

17.4

Due Diligence.The Holder has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Securities and the merits and risks of investing in such securities; (ii) access to information about the Company and its Subsidiaries and their respective financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment.

17.5

Reliance. The Holder understands that the Securities being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of this Section 17 in order to determine the availability of such exemptions and the eligibility of the Purchaser to acquire the Securities.

17.6

No Government Approval. The Holder understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in such securities nor have such authorities passed upon or endorsed the merits of the offering of such securities.

18.	Certain Definitions. For purposes of this Warrant, the following terms shall have the following meanings:

18.1	“Bloomberg” means Bloomberg Financial Markets.

18.2	“Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.

18.3

“Closing Bid Price” means, for any security as of any date, the last closing bid price for such security on the Principal Market, as reported by Bloomberg, or, if the Principal Market begins to operate on an extended hours basis and does not designate the closing bid price, then the last bid price of such security prior to 4:00:00 p.m., New York time, as reported by Bloomberg, or, if the Principal Market is not the principal securities exchange or trading market for such security, the last closing bid price of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the last closing bid price of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no closing bid price is reported for such security by Bloomberg, the average of the bid prices of any market makers for such security as reported in the “pink sheets” by Pink Sheets LLC. If the Closing Bid Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Bid Price of such security on such date shall be the fair market value as mutually determined by the Company and the Holder. If the Company and the Holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved pursuant to Section 13. All such determinations to be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during the applicable calculation period.

18.4

“Common Stock” means (i) the Company’s shares of Common Stock, par value $0.001 per share, and (ii) any share capital into which such Common Stock shall have been changed or any share capital resulting from a reclassification of such Common Stock.

18.5	“Convertible Securities” means any stock or securities (other than Options) directly or indirectly convertible into or exercisable or exchangeable for shares of Common Stock.

18.6

“Eligible Market” means the Principal Market, The NASDAQ Capital Market, The NASDAQ Global Market, The NASDAQ Global Select Market, The New York Stock Exchange, Inc., or The NYSE Amex and the markets operated by the OTC Markets Group, Inc.

18.7	“Expiration Date” means the one year anniversary of the Issuance Date.

18.8

“Fundamental Transaction” means that (A) the Company shall, directly or indirectly, in one or more related transactions, (i) consolidate or merge with or into (whether or not the Company is the surviving corporation) another Person, (ii) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company to another Person, (iii) allow another Person to make a purchase, tender or exchange offer that is accepted by the holders of more than the 50% of the outstanding shares of Common Stock (not including any shares of Common Stock held by the Person or Persons making or party to, or associated or affiliated with the Persons making or party to, such purchase, tender or exchange offer), (iv) consummate a stock purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another Person whereby such other Person acquires more than the 50% of the outstanding shares of Common Stock (not including any shares of Common Stock held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock purchase agreement or other business combination), or (v) reorganize, recapitalize or reclassify its Common Stock or (B) any “person” or “group” (as these terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act) is or shall become the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 50% of the aggregate ordinary voting power represented by issued and outstanding shares of Common Stock.

18.9	“Options” means any rights, warrants or options to subscribe for or purchase shares of Common Stock or Convertible Securities.

18.10

“Parent Entity” of a Person means an entity that, directly or indirectly, controls the applicable Person and whose common shares or common stock or equivalent equity security is quoted or listed on an Eligible Market, or, if there is more than one such Person or Parent Entity, the Person or Parent Entity with the largest public market capitalization as of the date of consummation of the Fundamental Transaction.

18.11

“Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and a government or any department or agency thereof.

18.12	“Principal Market” means the principal securities market on which the Common Stock is then trading.

18.13	“Required Holders” means the holders of the Warrants representing at least a majority of the shares of Common Stock underlying the Warrants then outstanding.

18.14

“Successor Entity” means the Person (or, if so elected by the Required Holders, the Parent Entity) formed by, resulting from or surviving any Fundamental Transaction or the Person (or, if so elected by the Required Holders, the Parent Entity) with which such Fundamental Transaction shall have been entered into.

18.15

“Trading Day” means any day on which the Common Stock is traded on the Principal Market, or, if the Principal Market is not the principal trading market for the Common Stock, then on the principal securities exchange or securities market on which the Common Stock is then traded; provided that “Trading Day” shall not include any day on which the Common Stock is scheduled to trade on such exchange or market for less than 4.5 hours or any day that the Common Stock is suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00 p.m., New York time).

18.16

“Weighted Average Price” means, for any security as of any date, the dollar volume-weighted average price for such security on the Principal Market during the period beginning at 9:30 a.m., New York time (or such other time as the Principal Market publicly announces is the official open of trading), and ending at 4:00 p.m., New York time (or such other time as the Principal Market publicly announces is the official close of trading), as reported by Bloomberg through its “Volume at Price” function or, if the foregoing does not apply, the dollar volume-weighted average price of such security in the over-the-counter market on the electronic bulletin board for such security during the period beginning at 9:30 a.m., New York time (or such other time as the Principal Market publicly announces is the official open of trading), and ending at 4:00 p.m., New York time (or such other time as the Principal Market publicly announces is the official close of trading), as reported by Bloomberg, or, if no dollar volume-weighted average price is reported for such security by Bloomberg for such hours, the average of the highest Closing Bid Price and the lowest closing ask price of any of the market makers for such security as reported in the “pink sheets” by Pink Sheets LLC (formerly the National Quotation Bureau, Inc.). If the Weighted Average Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Weighted Average Price of such security on such date shall be the fair market value as mutually determined by the Company and the Holder. If the Company and the Holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved pursuant to Section 13 with the term “Weighted Average Price” being substituted for the term “Exercise Price.” All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during the applicable calculation period.

[SIGNATURE PAGE FOLLOWS]

The Company has caused this Warrant to Purchase Common Stock to be duly executed as of the Issuance Date.

Great Elm Capital Group, Inc.

By:	/s/ Richard S. Chernicoff
Name:	Richard S. Chernicoff
Title:	Chief Executive Officer

[Signature Page to Warrant to Purchase Common Stock]

Exhibit A

EXERCISE NOTICE

TO BE EXECUTED BY THE REGISTERED HOLDER TO EXERCISE THIS WARRANT TO PURCHASE COMMON STOCK

The undersigned holder hereby exercises the right to purchase shares of the Common Stock (“Warrant Shares”) of Great Elm Capital Group, Inc., a corporation organized under the laws of the State of Delaware (the “Company”), evidenced by the attached Warrant to Purchase Common Stock (the “Warrant”). Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Warrant.

1. Warrant Shares.  The Holder elects to exercise the Warrant with respect to ________________ Warrant Shares. The Holder confirms that such exercise does not violate Section 1.6(a) or 1.6(b) of the Warrant.

2.  Designee.  The Holder hereby designates ____________________________ as its Designee and directs that all Warrant Shares be issued to, and in the name of, such Designee.

3. Calculation of Exercise Price. The Holder has calculated the Exercise Price per Warrant Share as follows:

Trading Date	Weighted Average Price

Exercise Price per share (simple average):

4. Payment of Exercise Price. The Designee shall pay the Aggregate Exercise Price in the sum of $____________ to the Company in accordance with the terms of the Warrant.

5. Delivery of Warrant Shares. The Company shall deliver to the Designee Warrant Shares in accordance with the terms of the Warrant.

6. Representation and Warranty. Notwithstanding anything to the contrary contained herein, this Exercise Notice shall constitute a representation by the Holder of the Warrant submitting this Exercise Notice that, after giving effect to the exercise provided for in this Exercise Notice, such Holder shall not be in violation of Section 1.6 of the Warrant.

Date:

[Name of Registered Holder]

By:
Name:
Title:

The Company hereby acknowledges this Exercise Notice and hereby directs [Insert name of Transfer Agent] to issue the above indicated number of shares of Common Stock in accordance with the Transfer Agent Instructions dated       , from the Company and acknowledged and agreed to [Insert name of Transfer Agent].

Great Elm Capital Group, Inc.

By:
Name:
Title: